Exhibit 31.2
CHIEF FINANCIAL OFFICER'S CERTIFICATION
I, Bruce E. Gross, certify that:

1.	I have reviewed this annual report on Form 10-K of Lennar Corporation, as amended by this Amendment No. 1 on Form 10-K/A; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ BRUCE E. GROSS
Name: Bruce E. Gross
Title: Vice President and Chief Financial Officer
Date: February 6, 2013